                                                                                                            October 25, 2013

Securities and Exchange Commission
Office of Filings and Information Services
100 F Street, NE
Washington, DC 20549

Attention: Filings - NSAR

Re:

Dreyfus Manager Funds I

-          Dreyfus Midcap Core Fund

File Nos. 811-21386; 333-106576; CIK: 1247088

SEC Accession No. 0001247088-13-000009

Dear Sir/Madam:

Transmitted for filing is an amended NSAR-B, for the period ended March 31, 2013, for Dreyfus Manager Funds I.

This filing is an amendment to SEC Accession No. 0001247088-13-000009, transmitted on May 30, 2013, and it is made to correct certain information contained in the introduction of Item 77C.  As corrected, Item 77C now states that the proposal was approved by Fund shareholders.

            Please address any comments or questions to my attention at (212) 922-6838.

                                                                                    Very truly yours,

                                                                                    /s/ Loretta Johnston

Loretta Johnston
Supervisory Paralegal

Enclosure